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                                                                    Exhibit 21.1

                      Annuity and Life Re (Holdings), Ltd.
                                  Subsidiaries
                               December 31, 2000

     Name                                          Domicile
     ----                                          --------

     Annuity and Life Reassurance, Ltd.            Bermuda

     Annuity and Life Re America, Inc.             Delaware

     Annuity and Life Reassurance America, Inc.    Connecticut